Exhibit 99.1

Palomar Holdings, Inc. Reports Third Quarter 2025 Results

LA JOLLA, Calif. (November 6, 2025) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $51.5 million, or $1.87 per diluted share, for the third quarter of 2025 compared to net income of $30.5 million, or $1.15 per diluted share, for the third quarter of 2024. Adjusted net income(1) was $55.2 million, or $2.01 per diluted share, for the third quarter of 2025 as compared to $32.4 million, or $1.23 per diluted share, for the third quarter of 2024.

Third Quarter 2025 Highlights

•
Gross written premiums increased by 43.9% to $597.2 million compared to $415.0 million in the third quarter of 2024
•
Net income of $51.5 million compared to $30.5 million in the third quarter of 2024
•
Adjusted net income(1) increased 70.0% to $55.2 million compared to $32.4 million in the third quarter of 2024
•
Total loss ratio of 32.3% compared to 29.7% in the third quarter of 2024
•
Catastrophe loss ratio(1) of 0.8% compared to 9.5% in the third quarter of 2024
•
Combined ratio of 78.1% compared to 80.5% in the third quarter of 2024
•
Adjusted combined ratio(1) of 74.8% compared to 77.1%, in the third quarter of 2024
•
Annualized return on equity of 23.9% compared to 19.7% in the third quarter of 2024
•
Annualized adjusted return on equity(1) of 25.6% compared to 21.0% in the third quarter of 2024

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Our third quarter results were exceptional, highlighted by record gross written premium and adjusted net income. We continue to achieve strong top and bottom-line growth as gross written premium grew 44% and adjusted net income increased a stellar 70% across our unique and diverse portfolio. This strong growth underscores the stability of our balanced book of E&S and admitted residential and commercial property and casualty products. Our operating and return metrics were also impressive as we generated an adjusted combined ratio of 75%, and a 26% adjusted return on equity.”

Mr. Armstrong continued, “Beyond our financial performance, we remain focused on achieving our Palomar 2X strategic imperatives. Notably, during the quarter our young crop franchise’s written premium in the quarter was well ahead of our initial estimates and in October we announced the acquisition of The Gray Casualty and Surety Company. Our investments in Crop and Surety will not only drive long-term profitable growth but also further differentiate our portfolio and better insulate us from P&C market cycles.”

Underwriting Results

Gross written premiums increased 43.9% to $597.2 million compared to $415.0 million in the third quarter of 2024, while net earned premiums increased 66.0% compared to the prior year’s third quarter.

Losses and loss adjustment expenses for the third quarter were $72.8 million, comprised of $70.9 million of attritional losses and $1.9 million of catastrophe losses. The loss ratio for the quarter was 32.3%, comprised of an attritional loss ratio of 31.5% and a catastrophe loss ratio(1) of 0.8% compared to a loss ratio of 29.7% during the same period last year comprised of an attritional loss ratio of 20.2% and a catastrophe loss ratio(1) of 9.5%. Additionally, our third quarter results include $6.1 million of favorable prior year development primarily from our short tail Inland Marine and Other Property business.

Underwriting income(1) for the third quarter was $49.2 million resulting in a combined ratio of 78.1% compared to underwriting income of $26.4 million resulting in a combined ratio of 80.5% during the same period last year. The Company’s adjusted underwriting income(1) was $56.7 million resulting in an adjusted combined ratio(1) of 74.8% in the third quarter compared to adjusted underwriting income(1) of $31.0 million and an adjusted combined ratio(1) of 77.1% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 74.0% compared to 67.6% during the same period last year.

Investment Results

Net investment income increased by 54.9% to $14.6 million compared to $9.4 million in the prior year’s third quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended September 30, 2025 due to cash generated from operations and proceeds from the August 2024 public offering. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.01 years at September 30, 2025. Cash and invested assets totaled $1.3 billion at September 30, 2025. During the third quarter, the Company recorded $3.5 million net realized and unrealized gains related to its investment portfolio as compared to net realized and unrealized gains of $2.7 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended September 30, 2025 was 23.4% compared to 20.8% for the three months ended September 30, 2024. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to non-deductible executive compensation expense offset by the tax impact of the permanent component of employee stock options.

Stockholders’ Equity and Returns

Stockholders’ equity was $878.1 million at September 30, 2025, compared to $703.3 million at September 30, 2024. For the three months ended September 30, 2025, the Company’s annualized return on equity was 23.9% compared to 19.7% for the same period in the prior year while adjusted return on equity(1) was 25.6% compared to 21.0% for the same period in the prior year. During the current quarter, the Company repurchased 308,417 shares for $37.3 million under its previously announced $150 million share repurchase authorization. As of September 30, 2025, approximately $112.7 million remains available for future repurchases.

Full Year 2025 Outlook

For the full year 2025, the Company expects to achieve adjusted net income of $210 million to $215 million, an increase from the previously announced range of $198 million to $208 million.

Conference Call

As previously announced, Palomar will host a conference call Friday, November 7, 2025, to discuss its third quarter 2025 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Third Quarter 2025 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on November 7, 2025, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13755786. The replay will be available until 11:59 p.m. (Eastern Time) on November 14, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), and Palomar Crop Insurance Services, Inc. (“PCIS”). Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, and PESIC, have a financial strength rating of “A” (Excellent) from A.M. Best. FIA carries an “A-” (Stable) rating from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended
	September 30,
	2025	2024	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$597,171	$414,977	$182,194	43.9%
Ceded written premiums	(321,927)	(255,267)	(66,660)	26.1%
Net written premiums	275,244	159,710	115,534	72.3%
Net earned premiums	225,147	135,646	89,501	66.0%
Commission and other income	1,448	715	733	102.5%
Total underwriting revenue (1)	226,595	136,361	90,234	66.2%
Losses and loss adjustment expenses	72,812	40,315	32,497	80.6%
Acquisition expenses, net of ceding commissions and fronting fees	56,270	41,469	14,801	35.7%
Other underwriting expenses	48,306	28,129	20,177	71.7%
Underwriting income (1)	49,207	26,448	22,759	86.1%
Interest expense	(133)	(87)	(46)	52.9%
Net investment income	14,572	9,408	5,164	54.9%
Net realized and unrealized gains on investments	3,493	2,734	759	27.8%
Income before income taxes	67,139	38,503	28,636	74.4%
Income tax expense	15,684	8,006	7,678	95.9%
Net income	$51,455	$30,497	$20,958	68.7%
Adjustments:
Net realized and unrealized gains on investments	(3,493)	(2,734)	(759)	27.8%
Expenses associated with transactions	728	84	644	NM
Stock-based compensation expense	5,379	4,117	1,262	30.7%
Amortization of intangibles	1,346	389	957	246.0%
Tax impact	(251)	91	(342)	NM
Adjusted net income (1)	$55,164	$32,444	$22,720	70.0%
Key Financial and Operating Metrics
Annualized return on equity	23.9%	19.7%
Annualized adjusted return on equity (1)	25.6%	21.0%
Loss ratio	32.3%	29.7%
Expense ratio	45.8%	50.8%
Combined ratio	78.1%	80.5%
Adjusted combined ratio (1)	74.8%	77.1%
Diluted earnings per share	$1.87	$1.15
Diluted adjusted earnings per share (1)	$2.01	$1.23
Catastrophe losses	$1,900	$12,924
Catastrophe loss ratio (1)	0.8%	9.5%
Adjusted combined ratio excluding catastrophe losses (1)	74.0%	67.6%
Adjusted underwriting income (1)	$56,660	$31,038	$25,622	82.6%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Nine Months Ended
	September 30,
	2025	2024	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$1,535,623	$1,168,239	$367,384	31.4%
Ceded written premiums	(819,171)	(692,620)	(126,551)	18.3%
Net written premiums	716,452	475,619	240,833	50.6%
Net earned premiums	569,175	365,796	203,379	55.6%
Commission and other income	3,954	2,035	1,919	94.3%
Total underwriting revenue (1)	573,129	367,831	205,298	55.8%
Losses and loss adjustment expenses	157,739	97,583	60,156	61.6%
Acquisition expenses, net of ceding commissions and fronting fees	154,266	109,072	45,194	41.4%
Other underwriting expenses	129,563	84,165	45,398	53.9%
Underwriting income (1)	131,561	77,011	54,550	70.8%
Interest expense	(304)	(1,052)	748	(71.1)%
Net investment income	40,014	24,506	15,508	63.3%
Net realized and unrealized gains on investments	9,461	5,768	3,693	64.0%
Income before income taxes	180,732	106,233	74,499	70.1%
Income tax expense	39,827	23,625	16,202	68.6%
Net income	$140,905	$82,608	$58,297	70.6%
Adjustments:
Net realized and unrealized gains on investments	(9,461)	(5,768)	(3,693)	64.0%
Expenses associated with transactions	3,570	557	3,013	NM
Stock-based compensation expense	15,471	11,905	3,566	30.0%
Amortization of intangibles	3,400	1,168	2,232	191.1%
Expenses associated with catastrophe bond	2,661	2,483	178	7.2%
Tax impact	(1,543)	(734)	(809)	110.2%
Adjusted net income (1)	$155,003	$92,219	$62,784	68.1%
Key Financial and Operating Metrics
Annualized return on equity	23.4%	18.8%
Annualized adjusted return on equity (1)	25.7%	20.9%
Loss ratio	27.7%	26.7%
Expense ratio	49.2%	52.3%
Combined ratio	76.9%	78.9%
Adjusted combined ratio (1)	72.5%	74.5%
Diluted earnings per share	$5.12	$3.19
Diluted adjusted earnings per share (1)	$5.63	$3.56
Catastrophe losses	$1,335	$19,724
Catastrophe loss ratio (1)	0.2%	5.4%
Adjusted combined ratio excluding catastrophe losses (1)	72.2%	69.2%
Adjusted underwriting income (1)	$156,663	$93,124	$63,539	68.2%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,146,855 in 2025; $973,330 in 2024)	$1,141,367	$939,046
Equity securities, at fair value (cost: $38,482 in 2025; $32,987 in 2024)	52,215	40,529
Equity method investment	—	2,277
Other investments	19,534	5,863
Total investments	1,213,116	987,715
Cash and cash equivalents	111,740	80,438
Restricted cash	20	101
Accrued investment income	10,725	8,440
Premiums receivable	463,230	305,724
Deferred policy acquisition costs, net of ceding commissions and fronting fees	125,076	94,881
Reinsurance recoverable on paid losses and loss adjustment expenses	36,907	47,076
Reinsurance recoverable on unpaid losses and loss adjustment expenses	440,559	348,083
Ceded unearned premiums	361,260	276,237
Prepaid expenses and other assets	113,143	91,086
Deferred tax assets, net	2,537	8,768
Property and equipment, net	2,695	429
Goodwill and intangible assets, net	62,538	13,242
Total assets	$2,943,546	$2,262,220
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$109,391	$70,079
Reserve for losses and loss adjustment expenses	684,272	503,382
Unearned premiums	979,374	741,692
Ceded premium payable	253,446	190,168
Funds held under reinsurance treaty	37,204	27,869
Income taxes payable	1,749	—
Total liabilities	2,065,436	1,533,190
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,494,524 and 26,529,402 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	516,355	493,656
Accumulated other comprehensive income (loss)	(4,092)	(26,845)
Retained earnings	365,844	262,216
Total stockholders’ equity	878,110	729,030
Total liabilities and stockholders’ equity	$2,943,546	$2,262,220

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Gross written premiums	$597,171	$414,977	$1,535,623	$1,168,239
Ceded written premiums	(321,927)	(255,267)	(819,171)	(692,620)
Net written premiums	275,244	159,710	716,452	475,619
Change in unearned premiums	(50,097)	(24,064)	(147,277)	(109,823)
Net earned premiums	225,147	135,646	569,175	365,796
Net investment income	14,572	9,408	40,014	24,506
Net realized and unrealized gains on investments	3,493	2,734	9,461	5,768
Commission and other income	1,448	715	3,954	2,035
Total revenues	244,660	148,503	622,604	398,105
Expenses:
Losses and loss adjustment expenses	72,812	40,315	157,739	97,583
Acquisition expenses, net of ceding commissions and fronting fees	56,270	41,469	154,266	109,072
Other underwriting expenses	48,306	28,129	129,563	84,165
Interest expense	133	87	304	1,052
Total expenses	177,521	110,000	441,872	291,872
Income before income taxes	67,139	38,503	180,732	106,233
Income tax expense	15,684	8,006	39,827	23,625
Net income	$51,455	$30,497	$140,905	$82,608
Other comprehensive income, net:
Net unrealized gains on securities available for sale	9,541	17,916	22,753	13,852
Net comprehensive income	$60,996	$48,413	$163,658	$96,460
Per Share Data:
Basic earnings per share	$1.93	$1.18	$5.28	$3.28
Diluted earnings per share	$1.87	$1.15	$5.12	$3.19

Weighted-average common shares outstanding:
Basic	26,637,592	25,766,697	26,683,856	25,194,114
Diluted	27,446,519	26,479,566	27,533,533	25,877,257

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended September 30,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Casualty	$152,034	25.5%	$56,307	13.6%	$95,727	170.0%
Earthquake	149,940	25.1%	135,329	32.6%	14,611	10.8%
Crop	119,757	20.1%	59,662	14.4%	60,095	100.7%
Inland Marine and Other Property	117,871	19.7%	78,734	19.0%	39,137	49.7%
Fronting	57,569	9.6%	84,945	20.4%	(27,376)	(32.2)%
Total Gross Written Premiums	$597,171	100.0%	$414,977	100.0%	$182,194	43.9%

	Nine Months Ended September 30,
	2025		2024
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Earthquake	$427,869	27.9%	$376,088	32.2%	$51,781	13.8%
Casualty	392,473	25.6%	166,762	14.3%	225,711	135.3%
Inland Marine and Other Property	335,462	21.8%	249,147	21.3%	86,315	34.6%
Crop	207,440	13.5%	100,571	8.6%	106,869	106.3%
Fronting	172,379	11.2%	275,671	23.6%	(103,292)	(37.5)%
Total Gross Written Premiums	$1,535,623	100.0%	$1,168,239	100.0%	$367,384	31.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$168,739	28.3%	$170,265	41.0%	$472,276	30.8%	$510,879	43.7%
Texas	38,609	6.5%	27,019	6.5%	119,308	7.8%	96,414	8.3%
Hawaii	26,405	4.4%	23,171	5.6%	71,307	4.6%	53,922	4.6%
Florida	23,770	4.0%	14,433	3.5%	66,391	4.3%	58,153	5.0%
Illinois	20,911	3.5%	5,557	1.3%	39,548	2.6%	13,725	1.2%
North Dakota	20,022	3.4%	18,716	4.5%	23,709	1.5%	19,893	1.7%
New York	19,181	3.2%	8,153	2.0%	51,240	3.3%	24,163	2.1%
Washington	17,560	2.9%	16,828	4.1%	50,416	3.3%	41,893	3.6%
Other	261,974	43.8%	130,835	31.5%	641,428	41.8%	349,197	29.8%
Total Gross Written Premiums	$597,171	100.0%	$414,977	100.0%	$1,535,623	100.0%	$1,168,239	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$317,177	53.1%	$236,624	57.0%	$781,078	50.9%	$652,988	55.9%
PESIC	252,318	42.3%	159,305	38.4%	681,048	44.4%	472,909	40.5%
Laulima	22,804	3.8%	19,048	4.6%	58,974	3.8%	42,342	3.6%
FIA	4,872	0.8%	—	—%	14,523	0.9%	—	—%
Total Gross Written Premiums	$597,171	100.0%	$414,977	100.0%	$1,535,623	100.0%	$1,168,239	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Nine Months Ended
	September 30,			%	September 30,			%
	2025	2024	Change	Change	2025	2024	Change	Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$518,783	$395,881	$122,902	31.0%	$1,303,323	$1,025,716	$277,607	27.1%
Ceded earned premiums	(293,636)	(260,235)	(33,401)	12.8%	(734,148)	(659,920)	(74,228)	11.2%
Net earned premiums	$225,147	$135,646	$89,501	66.0%	$569,175	$365,796	$203,379	55.6%

Net earned premium ratio	43.4%	34.3%			43.7%	35.7%

Loss detail

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2025	2024	Change	% Change	2025	2024	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$1,900	$12,924	$(11,024)	(85.3)%	$1,335	$19,724	$(18,389)	(93.2)%
Non-catastrophe losses	70,912	27,391	43,521	158.9%	156,404	77,859	78,545	100.9%
Total losses and loss adjustment expenses	$72,812	$40,315	$32,497	80.6%	$157,739	$97,583	$60,156	61.6%

Catastrophe loss ratio	0.8%	9.5%			0.2%	5.4%
Non-catastrophe loss ratio	31.5%	20.2%			27.5%	21.3%
Total loss ratio	32.3%	29.7%			27.7%	26.7%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$199,185	$118,761	$155,299	$97,653
Add: Balance acquired from FIA(1)	—	—	6,788	—
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	78,946	40,536	174,703	100,225
Prior years	(6,134)	(221)	(16,964)	(2,642)
Total incurred	72,812	40,315	157,739	97,583
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	15,655	16,153	38,312	27,909
Prior years	12,629	5,649	37,801	30,053
Total payments	28,284	21,802	76,113	57,962
Reserve for losses and LAE net of reinsurance recoverables at end of period	243,713	137,274	243,713	137,274
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	440,559	360,164	440,559	360,164
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$684,272	$497,438	$684,272	$497,438

(1) - Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of FIA on 1/1/2025, in accordance with ASC 805, Business Combinations.

Reconciliation of Non-GAAP Financial Measures

For the three and nine months ended September 30, 2025 and 2024, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Total revenue	$244,660	$148,503	$622,604	$398,105
Net investment income	(14,572)	(9,408)	(40,014)	(24,506)
Net realized and unrealized gains on investments	(3,493)	(2,734)	(9,461)	(5,768)
Underwriting revenue	$226,595	$136,361	$573,129	$367,831

Underwriting income and adjusted underwriting income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Income before income taxes	$67,139	$38,503	$180,732	$106,233
Net investment income	(14,572)	(9,408)	(40,014)	(24,506)
Net realized and unrealized gains on investments	(3,493)	(2,734)	(9,461)	(5,768)
Interest expense	133	87	304	1,052
Underwriting income	$49,207	$26,448	$131,561	$77,011
Expenses associated with transactions	728	84	3,570	557
Stock-based compensation expense	5,379	4,117	15,471	11,905
Amortization of intangibles	1,346	389	3,400	1,168
Expenses associated with catastrophe bond	—	—	2,661	2,483
Adjusted underwriting income	$56,660	$31,038	$156,663	$93,124

Adjusted net income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Net income	$51,455	$30,497	$140,905	$82,608
Adjustments:
Net realized and unrealized gains on investments	(3,493)	(2,734)	(9,461)	(5,768)
Expenses associated with transactions	728	84	3,570	557
Stock-based compensation expense	5,379	4,117	15,471	11,905
Amortization of intangibles	1,346	389	3,400	1,168
Expenses associated with catastrophe bond	—	—	2,661	2,483
Tax impact	(251)	91	(1,543)	(734)
Adjusted net income	$55,164	$32,444	$155,003	$92,219

Annualized adjusted return on equity

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Annualized adjusted net income	$220,656	$129,776	$206,671	$122,959
Average stockholders’ equity	$862,654	$617,959	$803,570	$587,282
Annualized adjusted return on equity	25.6%	21.0%	25.7%	20.9%

Adjusted combined ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$175,940	$109,198	$437,614	$288,785
Denominator: Net earned premiums	$225,147	$135,646	$569,175	$365,796
Combined ratio	78.1%	80.5%	76.9%	78.9%
Adjustments to numerator:
Expenses associated with transactions	$(728)	$(84)	$(3,570)	$(557)
Stock-based compensation expense	(5,379)	(4,117)	(15,471)	(11,905)
Amortization of intangibles	(1,346)	(389)	(3,400)	(1,168)
Expenses associated with catastrophe bond	—	—	(2,661)	(2,483)
Adjusted combined ratio	74.8%	77.1%	72.5%	74.5%

Diluted adjusted earnings per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)		(in thousands, except per share data)
Adjusted net income	$55,164	$32,444	$155,003	$92,219
Weighted-average common shares outstanding, diluted	27,446,519	26,479,566	27,533,533	25,877,257
Diluted adjusted earnings per share	$2.01	$1.23	$5.63	$3.56

Catastrophe loss ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$72,812	$40,315	$157,739	$97,583
Denominator: Net earned premiums	$225,147	$135,646	$569,175	$365,796
Loss ratio	32.3%	29.7%	27.7%	26.7%

Numerator: Catastrophe losses	$1,900	$12,924	$1,335	$19,724
Denominator: Net earned premiums	$225,147	$135,646	$569,175	$365,796
Catastrophe loss ratio	0.8%	9.5%	0.2%	5.4%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$175,940	$109,198	$437,614	$288,785
Denominator: Net earned premiums	$225,147	$135,646	$569,175	$365,796
Combined ratio	78.1%	80.5%	76.9%	78.9%
Adjustments to numerator:
Expenses associated with transactions	$(728)	$(84)	$(3,570)	$(557)
Stock-based compensation expense	(5,379)	(4,117)	(15,471)	(11,905)
Amortization of intangibles	(1,346)	(389)	(3,400)	(1,168)
Expenses associated with catastrophe bond	—	—	(2,661)	(2,483)
Catastrophe losses	(1,900)	(12,924)	(1,335)	(19,724)
Adjusted combined ratio excluding catastrophe losses	74.0%	67.6%	72.2%	69.2%

Tangible Stockholders’ equity

	September 30,	December 31,
	2025	2024
	(in thousands)
Stockholders’ equity	$878,110	$729,030
Goodwill and intangible assets	(62,538)	(13,242)
Tangible stockholders’ equity	$815,572	$715,788